Registration No. 333-

As filed with the Securities and Exchange Commission on May 7, 2026

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BORGWARNER INC.
(Exact name of registrant as specified in its charter)

Delaware	13-3404508
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

3850 Hamlin Road
Auburn Hills, Michigan 48326
(248) 754-9200
(Address of principal executive offices, including zip code)

Amended and Restated BorgWarner Inc. 2023 Stock Incentive Plan
(Full title of the plan)

Tonit M. Calaway
Executive Vice President, Chief Administrative Officer, General Counsel and Secretary
BorgWarner Inc.
3850 Hamlin Road
Auburn Hills, Michigan 48326
(248) 754-9200
(Name, address and telephone number, including area code, of agent for service)

Copy to:
Karen Hsu Kelley, Esq.
Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, NY 10017

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

 EXPLANATORY NOTE

    On February 4, 2026, the Board of Directors of BorgWarner Inc. (the “Company”) approved an amended and restated version of the BorgWarner Inc. 2023 Stock Incentive Plan (the “Amended and Restated 2023 Plan”), subject to the approval of the Company’s stockholders. On April 29, 2026, the Company’s stockholders approved the Amended and Restated 2023 Plan. This Registration Statement on Form S-8 (this “Registration Statement”) is being filed with the Securities and Exchange Commission (the “Commission”) to register an additional 8,300,000 shares of the Company’s common stock, $0.01 par value per share (the “Common Stock,” and such additional shares of Common Stock, the “Additional Shares”), issuable pursuant to the Amended and Restated 2023 Plan.

    The Additional Shares are securities of the same class as other securities for which a registration statement of the Company on Form S-8 (File No. 333-272126), previously filed with the Commission on May 22, 2023 (the “Prior Registration Statement”), is effective. Pursuant to General Instruction E to Form S-8, the content of the Prior Registration Statement is incorporated by reference in this Registration Statement, except to the extent supplemented, amended or superseded by information set forth in this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents previously filed with the Commission are hereby incorporated by reference into this Registration Statement:

(a)	the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the Commission on February 11, 2026;

(b)	the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed with the Commission on May 6, 2026;

(c)
the information specifically incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 from the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on March 19, 2026;

(d)	the Company’s Current Report on Form 8-K filed with the Commission on April 30, 2026 (excluding any portion of such report furnished pursuant to Item 7.01); and

(e)
the description of the Company’s Securities filed as Exhibit 4.6 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the Commission on February 13, 2020, including any amendment or report filed for the purposes of updating such description.

In addition, all reports and other documents that the Company subsequently files with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities covered hereby then remaining unsold are incorporated by reference in this Registration Statement and are a part hereof from the date of filing of such documents.

Any statement herein or contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such prior statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.

Notwithstanding anything herein, the Company is not incorporating by reference any information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K, unless, and to the extent, specified in any such Current Report on Form 8-K.

Item 8. Exhibits.

The exhibits listed in the accompanying Exhibit Index are filed or incorporated by reference as part of this Registration Statement.

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibits

4.1
Restated Certificate of Incorporation of the Company, as amended through July 22, 2022 (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2022 filed on August 3, 2022).

4.2
Amended and Restated By-Laws of the Company, as amended through April 25, 2018 (incorporated by reference to Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2018 filed on July 26, 2018).

4.3	Amended and Restated BorgWarner Inc. 2023 Stock Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on April 30 2026).

5.1*	Opinion of Simpson Thacher & Bartlett LLP.

23.1*	Consent of PricewaterhouseCoopers LLP.

23.2*	Consent of Simpson Thacher & Bartlett LLP (included in its opinion filed as Exhibit 5.1 hereto).

24.1*	Powers of Attorney.

107*	Filing Fee Table.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Auburn Hills, State of Michigan, on May 7, 2026.

BORGWARNER INC.

By:	/s/ Jospeh F. Fadool
Joseph F. Fadool President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Joseph F. Fadool	President and Chief Executive Officer (Principal Executive Officer) and Director	May 7, 2026
Joseph F. Fadool

/s/ Craig D. Aaron	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	May 7, 2026
Craig D. Aaron

/s/ Amy B. Kulikowski	Vice President and Chief Accounting Officer (Principal Accounting Officer)	May 7, 2026
Amy B. Kulikowski

*	Non-Executive Chairman and Director	May 7, 2026
Alexis P. Michas

*	Director	May 7, 2026
Sara A. Greenstein

*	Director	May 7, 2026
Michael S. Hanley

*	Director	May 7, 2026
Dr. Shaun E. McAlmont

*	Director	May 7, 2026
Deborah D. McWhinney

*	Director	May 7, 2026
Sailaja K. Shankar

*	Director	May 7, 2026
Hau Thai-Tang

/s/ Craig D. Aaron	*as attorney-in-fact for those individuals marked by an asterisk	May 7, 2026
Craig D. Aaron